EXHIBIT (19)(c)

                           FIRST AMERICAN FUNDS, INC.

                  CONSENT TO BEING NAMED AND POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned person hereby:

         (1) consents to being named in the Registration Statement referred to below as a person who intends to become a director of First American Funds, Inc.; and

         (2) constitutes and appoints David Lee, Stephen G. Meyer, Kathryn Stanton, and Joseph Lydon, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-1A of First American Funds, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

     Signature                           Title                         Date
     ---------                           -----                         ----

/s/ Robert L. Spies                                                  12/27/96
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Robert L. Spies